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                                                          EXHIBIT 10.35

                          AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of July 9, 1997, by and between GENE LOGIC INC., a Delaware Corporation (the "Company"), and KEITH O. ELLISTON ("Executive").

     WHEREAS, the Company and Executive previously entered into an Employment Agreement dated February 5, 1997 (the "Employment Agreement") which, among other things, provides for the automatic vesting of all outstanding options to purchase the Company's Common Stock held by the Executive upon a change of control of the Company (the "Vesting Provision"); and

     WHEREAS, the Company and Executive desire to amend the Employment Agreement to amend and restate the Vesting Provision.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements set forth below, hereby agree to amend the Employment Agreement as follows:

     1. RESTATEMENT OF VESTING PROVISION. Section 3 of the Employment Agreement shall be amended and restated to read in its entirety as follows:

          "3. INCENTIVE STOCK OPTIONS. In addition to the salary specified above, on or before February 28, 1997, the Company shall grant to Elliston options to purchase 100,000 shares of the Company's common stock at a purchase price of $0.15 per share. Such incentive stock options shall become exercisable according to the following schedule: twenty-five percent (25%) upon the date of signing of this Agreement and thereafter at a rate of 1/36th each month for 36 months upon the first anniversary of such date. The Company will grant incentive stock options to Elliston in each year during which this Agreement remains in force, in numbers consistent with Elliston's position as Senior Vice President and Chief Scientific Officer of the Company, at an exercise price determined by the Company's auditors and other financial advisors in accordance with established accounting and taxation principles. The number and schedule of issue of such additional options is envisaged as laid out in Exhibit A to this Agreement. Such incentive stock options shall become exercisable according to the schedule established by the Board of Directors for the Company's Incentive Stock Option Plan. In the event of: (i) a merger or consolidation of the Company with another corporation, not including any merger or consolidation if immediately thereafter the stockholders of the Company immediately before such transaction own shares representing more than 50% of the outstanding voting securities of the surviving corporation,
     (ii) a sale of shares by the stockholders of the Company if

                                      1.

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     immediately thereafter the stockholders of the Company immediately before such sale own shares representing less than 50% of the outstanding voting securities of the surviving corporation, or (iii) a sale of all or substantially all of the Company's assets, all options to purchase Common Stock of the Company held by Elliston that have not previously vested under the terms of the applicable Option Agreements shall vest immediately upon the closing of such transaction. In the event of an underwritten initial public offering of the Company's Common Stock, to the extent at least 80% of the aggregate of the shares subject to outstanding options to purchase Common Stock of the Company held by Elliston (other than any such options granted immediately prior to and in contemplation of such initial public offering) have not previously vested under the terms of the applicable Option Agreements, then the vesting of such options shall be accelerated such that 80% of the shares subject to each such option shall be vested as of the closing of such initial public offering and the remaining 20% of the shares subject to each such option shall vest 180 days from the closing of such initial public offering. If, in the event of an underwritten initial public offering of the Company's Common Stock, 80% or more of the aggregate of the shares subject to outstanding options to purchase Common Stock of the Company held by Elliston (other than any such options granted immediately prior to and in contemplation of such initial public offering) have previously vested, then any remaining unvested shares subject to such options shall vest 180 days from the closing of such initial public offering. In the event Elliston terminates this Agreement prior to its first anniversary, the Company shall have the right to repurchase any shares of the Company's stock acquired by Elliston pursuant to the exercise of options granted under this Section 3, such repurchase to occur at a purchase price equal to Elliston's original purchase price for such shares."

     2. EFFECTIVE DATE. This Amendment shall be effective as of the date of the Employment Agreement. Except as amended herein, or as otherwise agreed to in writing by the Company and Executive, all terms of the Employment Agreement shall remain in full force and effect.

                                      2.

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     IN WITNESS WHEREOF, the parties have executed this Amendment to Employment
Agreement as of the date first above written.


THE COMPANY:                           EXECUTIVE:

GENE LOGIC INC.
a Delaware Corporation

By: /s/ MICHAEL J. BRENNAN             /s/ KEITH O. ELLISTON
   -----------------------------       --------------------------------

Title: President and CEO               Keith O. Elliston
   -----------------------------

                                      3.